EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation by reference to Registration Statements on Form S-8 (File Nos. 333-37021 and 333-37023) of our report dated August 6, 1998, on the consolidated financial statements of HBancorporation, Inc., which report is incorporated by reference in the Annual Report on Form 10-KSB of HBancorporation, Inc.



                                             KEMPER CPA GROUP LLC

Washington, Indiana
September 23, 1998